EXHIBIT 99.1

11777 San Vicente Blvd., Suite 550 Los Angeles, CA 90049

News Release

ABRAXIS BIOSCIENCE REPORTS SECOND QUARTER 2006

ADJUSTED EARNINGS PER SHARE, EXCLUDING

MERGER-RELATED ITEMS AND STOCK

COMPENSATION EXPENSE, OF $0.17 VERSUS $0.06 IN THE PRIOR YEAR

NET SALES INCREASE 29 PERCENT TO $160.7 MILLION VERSUS THE PRIOR-YEAR QUARTER COMPANY; REVISES GUIDANCE FOR ABRAXANE®

LOS ANGELES, Calif. (August 3, 2006) – Abraxis BioScience, Inc. (NASDAQ:ABBI), an integrated, global biopharmaceutical company, today reported financial results for the second quarter ended June 30, 2006. The financial results represent the combined company formed as a result of the merger of American Pharmaceutical Partners and its parent company, American BioScience, which was completed in the second quarter.

Adjusted net income per diluted share, which excludes merger-related items and non-cash stock compensation expense, was $0.17 versus $0.06 in the prior year period. Adjusted net income per diluted share for the first six months of 2006 was $0.27, reflecting in part the higher effective reported tax for American BioScience in the first quarter of 2006, versus $0.22 per share in the same period of 2005. On a reported basis and calculated in accordance with U.S. Generally Accepted Accounting Principles (GAAP), the company reported a net loss of $90.8 million, or $0.57 per diluted share, for the second quarter of 2006, versus net income of $1.0 million, or $0.01 per diluted share, in the second quarter of last year. For the first six months of 2006, net loss was $88.9 million, or $0.56 per diluted share, versus net income of $16.9 million, or $0.11 per diluted share. Refer to the attached table for additional information regarding the basis for the adjusted net income per diluted share calculation.

Financial results in 2006 included pre-tax costs of $149.2 million related to the merger, the majority of which were incurred in the second quarter. These charges include the $105.8 million charge resulting from the write-off of acquired in-process research and development, amortization of merger-related intangible assets totaling $11.3 million,

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$15.3 million of merger and transaction related legal and consulting costs, a $7.8 million charge included in cost of goods sold resulting from the write-up of finished goods inventory to fair market value in the merger and a $9.0 million merger-related stock compensation charge. The merger also resulted in a $17.9 million income tax benefit in the second quarter resulting from the recognition of previously reserved net operating loss carryforwards.

For the 2006 second quarter, net sales grew 29 percent to $160.7 million. ABRAXANE® (paclitaxel protein-bound particles for injectable suspension) (albumin-bound) revenue increased 87 percent to $36.3 million. Hospital-based product sales increased 15 percent to $120.6 million versus the prior year period. Research-related revenue, resulting from the licensing of ABRAXANE in Japan, totaled $3.8 million in the second quarter of 2006. For the first six months of 2006, net sales increased 24 percent to $305.3 million. ABRAXANE sales increased 23 percent to $66.4 million. Hospital-based sales increased 23 percent to $234.2 million, versus the first six months of 2005. Research revenue in the first six months of 2006 totaled $4.6 million. Sales for the hospital-based business in the second quarter did not include sales of the eight products (over 100 SKUs) acquired from AstraZeneca on June 28, 2006.

The company has revised guidance for ABRAXANE and now anticipates sales in 2006 to be in the range of $170 to $190 million versus the previously announced guidance, however, the company believes the underlying demand for ABRAXANE is strong. According to IMS, ABRAXANE growth in the first half of 2006 compared to the second half of 2005 was 19 percent while the overall growth of the taxane market for the same period was 10 percent.

“I am very proud of the growth we have made this quarter and we will continue to invest in a comprehensive development program for both ABRAXANE as well as our hospital-based business, and pursue strategic acquisitions and partnerships to augment capabilities and product offerings,” said Patrick Soon-Shiong, M.D., chairman and chief executive officer of Abraxis BioScience.

Gross margin for the second quarter of 2006 was 57.9 percent, or 62.7 percent excluding a $7.8 million merger-related inventory write-up charge, versus 54.7 percent in

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the comparable 2005 quarter. Improved gross margin was due to continued strong margins in the core hospital products business, a greater proportion of higher-margin ABRAXANE sales, and $3.8 million derived from the licensing of ABRAXANE in Japan. Gross margin for the first six months of 2006 was 61.4 percent excluding a $7.8 million merger related inventory write-up charge, compared with gross margin for the first half of 2005 of 58.1 percent.

Operating expenses related to ABRAXANE totaled $18.4 million and $16.7 million in the 2006 and 2005 second quarters, respectively.

Adjusted net income per diluted share is comprised of reported diluted earnings per share excluding the impact of merger-related purchase accounting, other merger and transaction-related direct costs, non-cash stock compensation, minority interests, non-cash amortization of acquired intangible assets and other significant non-operating items. The company believes that this non-GAAP measure is relevant to investors in understanding the underlying operating performance of the company and uses this measure internally to monitor, measure and reward performance. Please refer to the attached reconciliation between U.S. GAAP net income and diluted earnings per share and adjusted net income and adjusted net income per diluted share for each of the three and six month periods ending June 30, 2006 and 2005 for additional information.

Second Quarter Product and Pipeline Updates

ABRAXANE

In June 2006, the company received approval for ABRAXANE from the Therapeutic Products Directorate of Health Canada under a Notice of Compliance for the treatment of metastatic breast cancer in Canada. Canada is the first major commercial market to grant an approval for ABRAXANE that includes first-line treatment of metastatic breast cancer.

On July 1, 2006, Abraxis and AstraZeneca successfully launched its five and a half year U.S. co-promotion of ABRAXANE. This agreement effectively doubles the sales force and promotional investment in ABRAXANE and allows for the sharing of cost of certain portions of the ABRAXANE clinical development program.

In July, Élan Corp. filed a lawsuit against Abraxis alleging patent infringement in relation to ABRAXANE and asserting that ABRAXANE uses technology protected by two Élan-

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owned patents. Abraxis is confident in the integrity of its patents and believes that ABRAXANE does not infringe on the patent rights of Élan. The company intends to vigorously defend against this lawsuit to protect its patent rights.

Hospital-Based Products

In the second quarter, the Abraxis Pharmaceutical Products division launched three new products, carboplatin 600 mg, mitoxantrone and octreotide. This follows the launch of two products in the first quarter, azithromycin and ceftriaxone, for a total of five products launched in the first six months of 2006.

In late June, the company completed its acquisition of the AstraZeneca U.S. branded anesthetic and analgesic injectable product portfolios for a purchase price of $334 million. These products are complementary to the company’s existing hospital-based products and encompass more than 100 additional dosage forms.

The company has received eight ANDA approvals in 2006. Abraxis currently has 24 ANDAs pending at the FDA and is well on its way to achieving its goal of approximately 10 approvals per year.

Pipeline Updates

ABRAXANE was approved under Section 505(b)(2) of the federal Food, Drug and Cosmetic Act which permitted Abraxis to rely on safety and efficacy information in the approved New Drug Application (NDA) for Taxol® and on a direct comparative trial of ABRAXANE versus Taxol that resulted in an approval for ABRAXANE in metastatic breast cancer that is identical to that of Taxol.

At a recent meeting between Abraxis and the FDA’s Division of Oncology Drug Products, the FDA decided to seek the advice of the Oncologic Drugs Advisory Committee (ODAC) regarding the evaluation of ABRAXANE for the treatment of women with node-positive breast cancer in the adjuvant setting. The ODAC meeting has been scheduled for September 7, 2006.

The company continues to study the use of ABRAXANE in a variety of oncology settings where it has demonstrated a high degree of activity, including early stage breast cancer,

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lung, ovarian, melanoma, prostate, pancreatic and head and neck cancers. Abraxis is also targeting six Investigational New Drug (IND) submissions over the next 12 to 18 months for new molecules which use the proven nab™ technology platform, including nab™ docetaxel.

In June, the company presented data at the American Society of Clinical Oncology (ASCO) Annual Meeting from three Phase II studies confirming activity of ABRAXANE as first line treatment in non-small cell lung cancer (NSCLC) and showing higher tumor response rates than current standard of care.

COROXANE™ (nab- paclitaxel) is currently in clinical development for both coronary and peripheral artery restenosis. Use of COROXANE in coronary artery disease with bare metal stents is in Phase II studies, peripheral arterial disease is in Phase II/III and shunt patency in hemodialysis patients in Phase I.

Conference Call Information

On Thursday, August 3, 2006, the company will host a conference call with interested parties beginning at 11:30 a.m. (EDT) to review the results of operations for the second quarter ended June 30, 2006. The conference call may be heard by interested parties through a live audio Internet broadcast at www.abraxisbio.com and www.earnings.com. For those unable to listen to the live broadcast, a playback of the webcast will be available at both websites for approximately six months beginning shortly after the conclusion of the call.

About ABRAXANE

The U.S. Food and Drug Administration approved ABRAXANE® for Injectable Suspension (paclitaxel protein-bound particles for injectable suspension) (albumin-bound) in January 2005 for the treatment of breast cancer after failure of combination chemotherapy for metastatic disease or relapse within six months of adjuvant chemotherapy. Prior therapy should have included an anthracycline unless clinically contraindicated. For the full prescribing information for ABRAXANE® please visit www.abraxane.com.

About Abraxis BioScience, Inc.

Abraxis BioScience, Inc. is an integrated global biopharmaceutical company dedicated to meeting the needs of critically ill patients. The company develops, manufactures and markets one of the broadest portfolios of injectable products and leverages revolutionary technology such as its nab™ platform to discover and deliver breakthrough therapeutics

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that transform the treatment of cancer and other life-threatening diseases. The first FDA approved product to use this nab platform, ABRAXANE®, was launched in 2005 for the treatment of metastatic breast cancer. Abraxis trades on the Nasdaq National Market under the symbol ABBI. For more information about the company and its products, please visit www.abraxisbio.com.

FORWARD-LOOKING STATEMENT

The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements in this press release include statements regarding our expectations, beliefs, hopes, goals, intentions, initiatives or strategies, including statements regarding the benefits of the merger with American BioScience, the benefits of the co promotion and product acquisition agreements with AstraZeneca and guidance on operations in 2006. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those in the forward- looking statements. These factors include, without limitation, failure of the benefits of the merger to materialize, difficulties in integrating the businesses and operations of the two companies, the adverse impact of production delays on the sales and marketing of the combined company’s products, the costs associated with the ongoing launch of ABRAXANE and research and development associated with the nab™ technology platform, the continued market adoption and demand of ABRAXANE in North America and its potential market penetration outside of the U.S., difficulties or delays in developing, testing, obtaining regulatory approval of, and producing and marketing any other products, including those in Abraxis BioScience’s pipeline, the impact of pharmaceutical industry regulation, the impact of competitive products and pricing, the availability and pricing of ingredients used in the manufacture of pharmaceutical products, the ability to successfully manufacture products in a time-sensitive and cost effective manner, the acceptance and demand of new pharmaceutical products, the impact of patents and other proprietary rights held by competitors and other third parties. Additional relevant information concerning risks can be found in Abraxis BioScience’s Form 10-K for the year ended December 31, 2005 and other documents it has filed with the Securities and Exchange Commission.

Taxol® is a registered trademark of Bristol-Myers Squibb Company.

CONTACT (Investor and Media Inquiries):

Christine Cassiano

Director, Corporate Communications

(310) 826-5102

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ABRAXIS BIOSCIENCE, INC.

CONSOLIDATED STATEMENTS OF INCOME

(unaudited, in thousands, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2006	2005	2006	2005
Hospital-Based Products
Anti-infective	$53,782	$48,815	$106,628	$89,676
Critical Care	47,978	42,211	93,252	76,821
Oncology	16,302	14,099	30,146	24,349
Contract manufacturing	2,547	—	4,195	120

Total hospital-based products	120,609	105,125	234,221	190,966
Abraxane	36,301	19,384	66,443	54,224
Research revenue	3,829	324	4,603	392

Net sales	160,739	124,833	305,267	245,582
Cost of sales	67,677	56,530	125,757	102,807

Gross profit	93,062	68,303	179,510	142,775

Percent to sales	57.9%	54.7%	58.8%	58.1%
Research and development	21,918	17,468	41,526	26,976
Selling, general and administrative	43,619	34,130	79,252	68,049
Amortization of merger related intangible assets	11,258	—	11,258	—
Merger-related in-process research and development charge	105,777	—	105,777	—
Merger and transaction expense	18,628	—	24,267	—
Equity income	(307)	(986)	(783)	(1,525)

Total operating expenses	200,893	50,612	261,297	93,500

Percent to sales	125.0%	40.5%	85.6%	38.1%
(Loss) income from operations	(107,831)	17,691	(81,787)	49,275
Percent to sales	-67.1%	14.2%	-26.8%	20.1%
Interest income	1,490	278	2,340	641
Interest expense	(2,034)	(895)	(5,055)	(1,209)
Minority interests	(2,041)	(6,065)	(11,383)	(13,447)

(Loss) income before income taxes	(110,416)	11,009	(95,885)	35,260
Income tax (benefit) expense	(19,629)	10,050	(6,982)	18,355

Net (loss) income	$(90,787)	$959	$(88,903)	$16,905

Net (loss) income per share:
Basic	$(0.57)	$0.01	$(0.56)	$0.11

Diluted	$(0.57)	$0.01	$(0.56)	$0.11

Weighted - average common shares outstanding:
Basic	158,765	157,658	158,643	157,241

Diluted	158,765	159,975	158,643	159,883

The composition of stock-based compensation included above is as follows:
Cost of sales	$786	$963	$1,514	$1,792
Research and development	1,438	205	1,593	381
Selling, general and administrative	3,269	2,446	5,118	4,550
Merger related stock compensation	8,999	—	8,999	—

	$14,492	$3,614	$17,224	$6,723

Adjusted Net Income and Adjusted Net Income per Diluted Share are defined as reported net income and reported diluted earnings per share excluding the impact of merger-related purchase accounting, merger- and transaction-related costs, stock compensation, minority interests, non-cash amortization of acquired intangible assets and other significant items. We believe that these non-GAAP measures are relevant to investors in understanding the underlying operating performance of the company and we use the measure internally to monitor, measure and reward performance. The Adjusted Net Income and Adjusted Net Income per Diluted Share metrics should be used in conjunction with United States Generally Accepted Accounting Principles, or GAAP, net income and diluted earnings per share and are not substitutes or alternatives for U.S. GAAP net income or diluted earnings per share. Reconciliation between U.S. GAAP net income and diluted earnings per share and Adjusted Net Income and Adjusted Diluted Net Income per Diluted Share for each of the three and six month periods ending each of June 30, 2006 and 2005 are as follows:

GAAP TO ADJUSTED NET (LOSS) INCOME RECONCILIATION

(unaudited, in thousands, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2006	2005	2006	2005
Reported net (loss) income	$(90,787)	$959	$(88,903)	$16,905
Merger related items
In-process research and development charge	105,777	—	105,777	—
Sale of inventory written up to fair-market value	4,817	—	4,817	—
Intangible amortization	6,952	—	6,952	—
Stock compensation charge	5,901	—	5,901	—
Merger and transaction expense	6,346	—	10,011	—

Total merger related costs	129,792	—	133,457	—
Stock compensation (FAS 123®)	3,617	2,349	5,393	4,370
Minority interests	2,041	6,065	11,383	13,447
Merger related income tax benefit	(17,884)	—	(17,884)	—

Adjusted net income	$26,779	$9,373	$43,446	$34,722

Adjusted net income per diluted share	$0.17	$0.06	$0.27	$0.22

Weighted - average common shares outstanding diluted	158,765	159,975	158,643	159,883

ABRAXIS BIOSCIENCE, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30, 2006	December 31, 2005
ASSETS	(Unaudited)	(Audited)
Current assets:
Cash and cash equivalents	$54,051	$28,818
Short-term investments	231	54,455
Accounts receivable, net	34,002	61,868
Inventory, net	203,151	175,282
Prepaid expenses and other	15,137	13,553
Deferred income taxes	42,869	16,936

Total current assets	349,441	350,912

Property, plant and equipment, net	175,301	152,630
Goodwill	401,600	—
Intangible and other non-current assets, net	780,305	10,641
Other assets	10,962	10,046

Total assets	$1,717,609	$524,229

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$51,707	$35,593
Deferred revenue	39,225	0
Accrued expenses	51,571	67,035
Notes payable	69,597	0

Total current liabilities	212,100	102,628
Long-term debt	175,500	190,000
Long-term portion of deferred revenue	177,823	—
Long-term deferred income tax liability	165,876	—
Other non-current liabilities	1,089	1,400

Total liabilities	732,388	294,028
Minority interests	—	162,061
Stockholders’ Equity
Common stock	165	15,131
Additional paid-in capital	1,076,962	—
Deferred stock-based compensation	—	—
Retained earnings	(37,522)	51,380
Accumulated other comprehensive income	1,890	1,629
Less treasury stock, at cost	(56,274)	—

Total stockholders’ equity	985,221	68,140

Total liabilities and stockholders’ equity	$1,717,609	$524,229